Brightcove Announces Financial Results for Second Quarter 2014

Second quarter revenue of $31.0 million up 15% year-over-year

BOSTON, MA (July 24, 2014) – Brightcove Inc. (Nasdaq: BCOV), a leading global provider of cloud services for video, today announced financial results for the quarter ended June 30, 2014.

“Brightcove delivered second quarter results that exceeded our expectations from both a revenue and profitability perspective, and was highlighted by a significant sequential improvement in our monthly revenue retention rate,” said David Mendels, Chief Executive Officer of Brightcove. “During the second quarter we also experienced slower than expected progress on large deal opportunities and certain customer implementations. When combined with the fact that we now expect a large customer with an uncommon use case to churn in the third quarter, we have adjusted our full year outlook in response.”

Mendels added “We remain confident in our strategy and in the very meaningful market opportunity in front of us. We believe our recent and upcoming product innovations, including Gallery and the Video Marketing Suite, combined with shifting our go-to-market focus towards enabling better business results for both media companies and digital marketers, better position Brightcove to generate improved long-term growth.”

Second Quarter 2014 Financial Highlights:

Revenue: Total revenue for the second quarter of 2014 was $31.0 million, an increase of 15% compared to $26.9 million for the second quarter of 2013. Subscription and support revenue was $29.9 million, an increase of 17% compared with $25.6 million for the second quarter of 2013. Professional services and other revenue was $1.1 million, compared to $1.3 million for the second quarter of 2013.

Gross Profit: Gross profit for the second quarter of 2014 was $20.6 million, compared to $17.7 million for the second quarter of 2013, and gross margin was 66% for the second quarter of 2014. Non-GAAP gross profit for the second quarter of 2014 was $21.2 million, representing a year-over-year increase of 17% and a non-GAAP gross margin of 68%. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

Operating Loss: Loss from operations was $4.0 million for the second quarter of 2014, compared to a loss of $3.3 million for the second quarter of 2013. Non-GAAP loss from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $1.1 million for the second quarter of 2014, compared to a non-GAAP loss of $874,000 during the second quarter of 2013.

Net Loss: Net loss was $4.3 million, or $0.13 per basic and diluted share, for the second quarter of 2014. This compares to a net loss of $3.5 million, or $0.12 per basic and diluted share, for the second quarter of 2013.

Non-GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets, and merger-related expenses, was $1.4 million for the second quarter of 2014, or $0.04 per basic and diluted share, compared to a non-GAAP net loss of $1.1 million for the second quarter of 2013, or $0.04 per basic and diluted share.

Balance Sheet and Cash Flow: As of June 30, 2014, Brightcove had $20.8 million of cash, cash equivalents and investments, compared to $21.4 million at March 31, 2014. Brightcove generated $724,000 in cash from operations and invested $1.6 million in capital expenditures and capitalization of internal-use software costs, leading to negative free cash flow of $861,000 for the second quarter of 2014. Free cash flow was $2.0 million for the second quarter of 2013.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Second Quarter and Recent Highlights

  Ended the quarter with 5,995 customers, which included a net increase of 10 premium customers. New customers added during the quarter included: Amgen, Asahi Broadcasting Corporation, the All England Lawn Tennis Club Championships, The Boston University School of Management, Legendary Pictures, and Planet Fitness, among others.
  Launched the Brightcove Video Marketing Suite, a comprehensive suite of technologies that combine industry-leading video management, video marketing and analystics to help marketers maximize the reach and ROI of their video campaigns.
  Introduced Brightcove Gallery, a Video Marketing Suite product that enables marketers to create video portal experiences with best practices for SEO, responsive design, social sharing and conversion that can be implemented and uploaded in minutes.
  Partnered with Oracle Eloqua to launch the Brightcove Cloud Component for Oracle Eloqua, a part of the Brightcove Video Marketing Suite. The integration enables marketers to easily add Brightcove Video Cloud-powered videos to their Oracle Eloqua landing pages and campaigns, and then track user engagements and performance.
  Began providing support for the Hybrid Broadcast Broadband TV (HbbTV) standard to enable broadcasters to combine over-the-air broadcast and IP delivery to publish personalized video and interactive TV experiences to users on set-top boxes and connected TVs.

Business Outlook

Based on information as of today, July 24, 2014, the Company is issuing the following financial guidance:

Third Quarter 2014*: The Company expects revenue to be $30.0 million to $30.5 million, and non-GAAP loss from operations to be $2.2 million to $2.5 million. Assuming approximately 32.3 million shares outstanding, Brightcove expects its non-GAAP net loss per basic and diluted share to be $0.08 to $0.09.

Full Year 2014*: The Company now expects revenue to be $122.0 million to $123.5 million, and non-GAAP loss from operations is expected to be $6.5 million to $7.5 million. Assuming approximately 32 million shares outstanding, Brightcove expects its non-GAAP net loss per basic and diluted share to be $0.24 to $0.28.

*With respect to the Company’s expectations under “Business Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP net loss per share to GAAP loss from operations and GAAP net loss per share, respectively, because the Company does not provide guidance for stock-based compensation expense, merger-related expenses, or amortization of acquired intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As the items that impact GAAP loss from operations and GAAP net loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to GAAP loss from operations and GAAP net loss per share is not available without unreasonable effort.

Conference Call Information

Brightcove will host a conference call today, July 24, 2014, at 5:00 p.m. (Eastern Time) to discuss the Company's financial results and current business outlook. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 13585688. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud services for video, offers a family of products that revolutionize the way organizations deliver video experiences. The company's products include Video Cloud, the market-leading online video platform, Zencoder, a leading cloud-based media processing service and HTML5 video player technology provider and Once, a cloud-based ad insertion and video stitching service. Brightcove has more than 5,500 customers in over 70 countries that rely on Brightcove cloud content services to build and operate video experiences across PCs, smartphones, tablets and connected TVs. For more information, visit http://www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the third fiscal quarter of 2014 and full year 2014, our position to execute on our go-to-market strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to retain existing customers; difficulties integrating the technologies, products, operations, existing contracts and personnel of Unicorn Media and realizing the anticipated benefits of the combined business; difficulties executing on our go-to-market strategy and realizing the anticipated benefits of this strategy; expectations regarding the widespread adoption of customer demand for our products, including recently launched products; our ability to expand the sales of our products to customers located outside the U.S., keeping up with the rapid technological change required to remain competitive in our industry; our history of losses, our limited operating history; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; and the price volatility of our common stock, and other risks set forth under the caption "Risk Factors" in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP basic and diluted net loss per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove's ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense, amortization of acquired intangible assets and merger-related costs. Merger-related costs include fees incurred in connection with closing an acquisition in addition to fees associated with the retention of key employees. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Kristin Leighton

Brightcove Inc.

kleighton@brightcove.com

617-245-5094

Brightcove Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$20,785	$33,047
Short-term investments	-	3,061
Restricted cash	8	121
Accounts receivable, net of allowance	19,838	21,560
Prepaid expenses and other current assets	5,818	4,011
Deferred tax asset	129	125
Total current assets	46,578	61,925
Property and equipment, net	11,118	8,795
Intangible assets, net	18,514	8,668
Goodwill	51,099	22,018
Restricted cash	201	201
Other assets	482	1,519
Total assets	$127,992	$103,126
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$899	$3,067
Accrued expenses	9,735	14,528
Capital lease liability	1,351	-
Deferred revenue	27,243	23,571
Total current liabilities	39,228	41,166
Deferred revenue, net of current portion	123	247
Other liabilities	2,811	1,333
Total liabilities	42,162	42,746

Stockholders' equity:
Common stock	32	29
Additional-paid-in-capital	211,342	176,928
Accumulated other comprehensive loss	(256)	(453)
Accumulated deficit	(125,288)	(116,124)
Total stockholders’ equity	85,830	60,380
Total liabilities and stockholders' equity	$127,992	$103,126

Brightcove Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
Subscription and support revenue	$29,929	$25,575	$59,304	$49,352
Professional services and other revenue	1,074	1,326	2,804	2,270
Total revenue	31,003	26,901	62,108	51,622
Cost of revenue: (1) (2)
Cost of subscription and support revenue	9,109	7,647	18,629	14,394
Cost of professional services and other revenue	1,315	1,525	3,062	3,192
Total cost of revenue	10,424	9,172	21,691	17,586
Gross profit	20,579	17,729	40,417	34,036
Operating expenses: (1) (2)
Research and development	6,792	4,982	13,361	10,043
Sales and marketing	12,095	10,749	23,441	20,696
General and administrative	5,148	4,754	9,862	9,380
Merger-related	521	546	2,388	1,091
Total operating expenses	24,556	21,031	49,052	41,210
Loss from operations	(3,977)	(3,302)	(8,635)	(7,174)
Other expense, net	(294)	(164)	(406)	(463)
Loss before income taxes and non-controlling interest in
consolidated subsidiary	(4,271)	(3,466)	(9,041)	(7,637)
Provision for income taxes	56	56	123	94
Consolidated net loss	(4,327)	(3,522)	(9,164)	(7,731)
Net income attributable to noncontrolling interest in
consolidated subsidiary	-	-	-	(20)
Net loss	$(4,327)	$(3,522)	$(9,164)	$(7,751)

Net loss per share—basic and diluted	$(0.13)	$(0.12)	$(0.29)	$(0.28)

Weighted-average shares —basic and diluted	32,145	28,181	31,595	28,103

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$50	$57	$110	$125
Cost of professional services and other revenue	16	13	68	64
Research and development	178	228	574	548
Sales and marketing	512	509	1,145	1,084
General and administrative	741	645	1,350	1,330

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$507	$253	$930	$506
Research and development	41	10	72	20
Sales and marketing	316	167	581	334

Brightcove Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
Operating activities	2014	2013
Net loss	$(9,164)	$(7,731)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,958	3,069
Stock-based compensation	3,247	3,151
Provision for reserves on accounts receivable	41	321
Amortization of premium on investments	1	55
Loss on disposal of equipment	91	-
Changes in assets and liabilities:
Accounts receivable	2,261	(411)
Prepaid expenses and other current assets	(1,755)	(1,484)
Other assets	1,188	(29)
Accounts payable	(3,177)	294
Accrued expenses	(4,416)	(750)
Deferred revenue	3,515	3,509
Net cash used in operating activities	(4,210)	(6)

Investing activities
Cash paid for acquisition, net of cash acquired	(9,100)	-
Maturities of investments	3,060	6,320
Purchases of property and equipment	(1,487)	(928)
Capitalization of internal-use software costs	(875)	-
Decrease in restricted cash	113	60
Net cash (used in) provided by investing activities	(8,289)	5,452

Financing activities
Proceeds from exercise of stock options	555	220
Purchase of non-controlling interest in consolidated subsidiary	-	(1,084)
Payments under capital lease obligation	(524)	-
Net cash provided by (used in) financing activities	31	(864)

Effect of exchange rate changes on cash	206	(795)

Net (decrease) increase in cash and cash equivalents	(12,262)	3,787
Cash and cash equivalents at beginning of period	33,047	21,708
Cash and cash equivalents at end of period	$20,785	$25,495

Brightcove Inc.
Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to
Non-GAAP Gross Profit, Non-GAAP Loss From Operations, Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
GROSS PROFIT:
GAAP gross profit	$20,579	$17,729	$40,417	$34,036
Stock-based compensation expense	66	70	178	189
Amortization of acquired intangible assets	507	253	930	506
Non-GAAP gross profit	$21,152	$18,052	$41,525	$34,731
LOSS FROM OPERATIONS:
GAAP loss from operations	$(3,977)	$(3,302)	$(8,635)	$(7,174)
Stock-based compensation expense	1,497	1,452	3,247	3,151
Merger-related expenses	521	546	2,388	1,091
Amortization of acquired intangible assets	864	430	1,583	860
Non-GAAP loss from operations	$(1,095)	$(874)	$(1,417)	$(2,072)
NET LOSS:
GAAP net loss	$(4,327)	$(3,522)	$(9,164)	$(7,751)
Stock-based compensation expense	1,497	1,452	3,247	3,151
Merger-related expenses	521	546	2,388	1,091
Amortization of acquired intangible assets	864	430	1,583	860
Non-GAAP net loss attributable to common stockholders	$(1,445)	$(1,094)	$(1,946)	$(2,649)
GAAP basic and diluted net loss per share	$(0.13)	$(0.12)	$(0.29)	$(0.28)
Non-GAAP basic and diluted net loss per share	$(0.04)	$(0.04)	$(0.06)	$(0.09)

Shares used in computing GAAP and Non-GAAP basic and diluted net loss per share	32,145	28,181	31,595	28,103